Exhibit 99.1
Alpine Immune Sciences Provides Corporate Update and Reports First Quarter 2022 Financial Results
SEATTLE, Wash., - May 12, 2022 - Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune and inflammatory diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2022.
“Our clinical pipeline of novel autoimmune and immuno-oncology candidates continues to make significant progress, as highlighted by the promising monotherapy dose escalation data presented at AACR for davoceticept, a first-in-class CD28 costimulator and dual checkpoint inhibitor, in advanced malignancies and monotherapy expansion cohorts are currently open for enrollment,” said Mitchell H. Gold, MD, Executive Chairman and Chief Executive Officer of Alpine. “For ALPN-303, our next-generation dual BAFF/APRIL inhibitor, we look forward to sharing preliminary data from our phase 1 healthy volunteer study as part of a poster at the 2022 EULAR congress and to initiating patient-based studies by the end of 2022.”
First Quarter 2022 and Recent Pipeline Updates
•Davoceticept monotherapy dose escalation data (NEON-1) presented in an oral mini-symposium at the 2022 American Association for Cancer Research (AACR) Annual Meeting, demonstrating tumor volume reduction in 23% of evaluable participants despite a highly heterogeneous, heavily pretreated, advanced solid tumor population. Monotherapy expansion cohorts are currently open for enrollment.
•Key preclinical rationale for davoceticept published in Nature Communications, showing its novel, first-in-class approach to engaging CD28 to enhance activation of T cells and drive anti-tumor activity.
•NEON-2 trial of davoceticept in combination with pembrolizumab placed on a partial clinical hold. Participants previously enrolled in the NEON-2 trial were able to continue to receive study drug; the NEON-1 monotherapy trial was not affected.
•Preliminary data for the first-in-human, phase 1 study of ALPN-303 in healthy volunteers to be presented as part of a poster at the 2022 European Alliance of Associations for Rheumatology (EULAR) Congress. Initiation of a phase 2 study in systemic lupus erythematosus (SLE) and at least one basket study in renal, hematologic and/or dermatologic indications planned by the end of 2022.
First Quarter 2022 Financial Results
As of March 31, 2022, we had cash, cash equivalents, and investments totaling $219.1 million. Net cash provided by operating activities for the quarter ended March 31, 2022 was $5.4 million compared to net cash used in operating activities of $16.0 million for the quarter ended March 31, 2021. Cash provided by operating activities was driven by the receipt of a $25.0 million upfront payment from Horizon, which was recorded as current and noncurrent deferred revenue on our Condensed Consolidated Balance Sheets. The Company recorded net losses of $7.5 million and $10.6 million for the quarters ended March 31, 2022 and 2021, respectively.
Collaboration revenue for the first quarter ended March 31, 2022 was $13.6 million compared to $3.2 million for the first quarter ended March 31, 2021. The 2022 amounts were attributable to revenue recognized under our AbbVie and Horizon Agreements, while 2021 revenue recognized solely relates to AbbVie.
Research and development expenses for the first quarter ended March 31, 2022 were $16.3 million compared to $10.4 million for the first quarter ended March 31, 2021. The increase was primarily attributable to our Synergy, NEON, and ALPN-303 studies, and increased personnel costs and direct research activities. These increases were partially offset by a decrease in contract manufacturing and process development for ALPN-303.
General and administrative expenses for the first quarter ended March 31, 2022 were $4.8 million compared to $3.3 million for the first quarter ended March 31, 2021. The increase was primarily attributable to increases in personnel costs.
The Company expects that its current cash resources will be sufficient to fund its planned operations into 2024.

About Alpine Immune Sciences
Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies; the timing of and results from clinical trials and preclinical development activities; clinical and regulatory objectives and the timing thereof; expectations regarding the sufficiency of cash to fund our planned operations into 2024; the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates; our ability to achieve additional milestones in our collaborations; the progress and potential of our other ongoing development programs; the timing of our public presentations and potential publication of future clinical data; the efficacy of our clinical trial designs; anticipated enrollment in our clinical trials and the timing thereof; expectations regarding our ongoing collaborations; and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our product candidates; efforts to have the partial clinical hold on our NEON-2 trial lifted may be prolonged or ultimately unsuccessful; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf, may be more severe and prolonged than currently anticipated; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“NEON-1,” “NEON-2,” "Synergy," and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.
ALPN-202, NEON-2 study is being conducted in collaboration with Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA
Source: Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc.
Selected Consolidated Balance Sheet Data
(In thousands)
	March 31, 2022	December 31, 2021
	(unaudited)
Cash and cash equivalents	$34,889	$67,907
Short-term investments	136,980	94,396
Total current assets	176,096	192,013
Long-term investments	46,948	52,866
Total assets	233,938	255,900
Total current liabilities	68,165	69,778
Total stockholders’ equity	115,427	120,903
Total liabilities and stockholders’ equity	233,938	255,900

Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended March 31,
	2022	2021
	(unaudited)
Collaboration revenue	$13,629	$3,204
Operating expenses:
Research and development	16,311	10,437
General and administrative	4,775	3,256
Total operating expenses	21,086	13,693
Loss from operations	(7,457)	(10,489)
Other income (expense):
Interest expense	(154)	(217)
Interest income	145	63
Other expense	(57)	—
Loss before taxes	(7,523)	(10,643)
Income tax expense	(4)	—
Net loss	$(7,527)	$(10,643)
Comprehensive income (loss):
Unrealized (loss) gain on investments	(774)	(5)
Unrealized loss on foreign currency translation	(14)	(15)
Comprehensive loss	$(8,315)	$(10,663)
Weighted-average shares used to compute basic and diluted net loss per share	30,267,472	23,869,860
Basic and diluted net loss per share	$(0.25)	$(0.45)
Alpine Immune Sciences, Inc.
Contacts:
Alex Sharif
Director, Investor Relations and Corporate Development
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Kelli Perkins (Media)
Red House
310.625.3248
kelli@redhousecomms.com